
                         NOTICE OF GUARANTEED DELIVERY

                               IN RESPECT OF THE
                   8.42% CUMULATIVE PREFERRED STOCK, SERIES A

                                       OF

                    SOURCE ONE MORTGAGE SERVICES CORPORATION

     As set forth in the Exchange Offer (as defined below), this form or one substantially equivalent hereto must be used to accept the Exchange Offer if certificates representing shares of the 8.42% Cumulative Preferred Stock, Series
A, par value $.01 per share (the "Preferred Stock"), of Source One Mortgage
Services Corporation, a Delaware corporation (the "Company"), are not immediately available or time will not permit a holder's shares of the Preferred
Stock, the Letter of Transmittal or other required documents to reach First
Chicago Trust Company of New York as Exchange Agent (the "Exchange Agent"), prior to the Expiration Time (as defined in the Prospectus (as defined below)), or the procedure for book-entry transfer cannot be completed on a timely basis.
Such form may be delivered by facsimile transmission, mail or hand delivery to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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
           By Mail:                     By Facsimile:           By Hand/Overnight Delivery:
                              (For Eligible Institutions Only)
      Tenders & Exchanges              (201) 222-4720               Tenders & Exchanges
         P.O. Box 2559                       or                       Suite 4680-SOM
      Mail Suite 4660-SOM              (201) 222-4721            14 Wall Street, 8th Floor
  Jersey City, NJ 07303-2559                                        New York, NY 10005

                    Confirm Receipt of Notice of Guaranteed
                             Delivery by Telephone:
                                 (201) 222-4707

                               ------------------

     DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OR CONSENT.

Ladies and Gentlemen:


     The undersigned hereby tenders to the Company, in accordance with the Company's offer to exchange up to $100,000,000 aggregate principal amount of its 9.375% Quarterly Income Capital Securities ("QUICS"SM) (Subordinated Interest Deferrable Debentures, Due 2025) for any and all shares of its Preferred Stock, upon the terms and subject to the conditions set forth in the Prospectus dated November 7, 1995 (the "Prospectus"), and in the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the shares of the Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus.


                      Number of Shares Tendered:

                               SIGN AND DATE HERE

     Pursuant to the Prospectus and the Exchange Offer, the undersigned hereby tenders to the Company the shares of Preferred Stock set forth above.

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
Date:                               , 1995       Name(s)

--------------------------------------------     --------------------------------------------


--------------------------------------------     --------------------------------------------
     (SIGNATURE(S) OF HOLDER(S))                 (PLEASE TYPE OF PRINT)

                                                 Address
--------------------------------------------             ------------------------------------


--------------------------------------------     --------------------------------------------
   (Certificate Nos. (if available))                              (ZIP CODE)


                                                 Area Code and Tel. No.
                                                                        ---------------------
If shares of Preferred Stock will be
tendered by book-entry transfer:

Name of Tendering Institution:
                               --------------------
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Check box of book-entry transfer facility:

/ / The Depository Trust Company
/ / Philadelphia Depository Trust Company
/ / Midwest Securities Trust Company

Account No.
             ---------------------------------------

           THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED WITH
                        RESPECT TO THE TENDER OF SHARES

------------------------
(SM)Lehman Brothers has applied for a service mark for QUICS.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States, guarantees (a) that the above named person(s) "own(s)" the shares of the Preferred Stock tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of such shares of the Preferred Stock complies with Rule 14e-4, and (c) to deliver to the Exchange Agent the shares of the Preferred Stock tendered hereby or confirmation of book-entry transfer of such shares into the Exchange Agent's account at The Depository Trust Company, Midwest Securities Trust Company or Philadelphia Depository Trust Company, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer of the Shares of the Preferred Stock, and any other required documents, within three (3) New York Stock Exchange trading days after the Expiration Time.

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
Name of Firm
             ----------------------------------  ---------------------------------------------
                                                            (AUTHORIZED SIGNATURE)
Address                                          Title
       ----------------------------------------        ---------------------------------------
                                                 Name
-----------------------------------------------       ----------------------------------------
                                   (ZIP CODE)                   PLEASE TYPE OR PRINT

Area Code and Tel. No.                           Dated
                      -------------------------        ---------------------------------- , 1995

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NOTE: DO NOT SEND CERTIFICATES REPRESENTING SHARES OF PREFERRED STOCK WITH THIS
      FORM. SUCH CERTIFICATES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.

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